Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated September 23, 2011 which is included in the Annual Report on Form 10-K for the year ended June 30, 2011 of Canyon Copper Corp. in the Company’s Registration Statement on Form S-8 pertaining to the registration of 6,839,693 shares of common stock issuable pursuant to the Amended and Restated 2009 Stock Option Plan.

/s/ Saturna Group Chartered Accountants LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

November 1, 2011